Exhibit 99.1

Issuer Direct Reports Fourth Quarter and Full Year 2017 Financial Results
Total Revenue Increases 22% while Platform and Technology Revenue Increases 40% from Q4 2016

MORRISVILLE, NC / ACCESSWIRE / March 1, 2018 / Issuer Direct Corporation (NYSE American: ISDR) (the "Company"), an industry-leading communications and compliance company, today reported its operating results for the three months and full year ended December 31, 2017. The Company will host an investor conference call today at 4:30 PM Eastern Time to discuss its operating results.

Fourth Quarter 2017 and Recent Highlights:

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Total revenue was $3,399,000, a 22% increase from $2,774,000 in Q4 2016 and a 16% increase from $2,931,000 in Q3 2017.
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Platform and Technology revenue increased 40% from Q4 2016 and 3% from Q3 2017.
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Revenue from customers recently acquired from Interwest Transfer Company, Inc. on October 2, 2017, was approximately $404,000 during Q4 2017.
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Overall gross margin was 73%, compared to 75% in Q4 2016 and 72% in Q3 2017.
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Platform and Technology gross margin was 82%, down from 84% in Q4 2016 and the same as Q3 2017.
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GAAP earnings per diluted share was $0.24 compared to $0.17 in Q4 2016 and $0.10 in Q3 2017.
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The Company generated cash flows from operations of $417,000 compared to $741,000 in Q4 2016 and $638,000 in Q3 2017.
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On January 9, 2018, the Company's Board of Directors declared a quarterly cash dividend of $0.05 per share, marking the tenth straight quarter of paying dividends.

Full Year 2017 Highlights:

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Total revenue was $12,628,000, a 5% increase from $12,059,000 in 2016.
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Platform and Technology revenue increased 49% from 2016.
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Overall gross margin was 73%, compared to 75% in 2016.
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Platform and Technology gross margin was 82%, compared to 83% in 2016.
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GAAP earnings per diluted share was $0.62 compared to $0.54 in 2016.
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The Company generated cash flows from operations of $2,512,000 compared to $2,761,000 in 2016.

Customer Count Metrics:

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The Company had 1,819 Platform and Technology customers during Q4 2017, compared to 1,817 during Q4 2016 and 1,582 during Q3 2017.
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The Company had 579 Services customers during the Q4 2017, compared to 546 during Q4 2016 and 493 during Q3 2017.

Brian Balbirnie, CEO of Issuer Direct, commented, “We are pleased to report that our Platform and Technology business continues to perform well. Revenue in this area grew 40% year over year during the fourth quarter of 2017 and 49% for the full year, compared to 2016. As a percentage of total revenue, the Platform and Technology business represented 51% of revenue in 2017 compared to 36% in 2016 and generated a gross margin of 82%, compared to 73% for our overall business. In the fourth quarter we began implementing a strategy that focuses on comprehensive subscriptions to Platform id., which include our compliance software as well as our communications offering lead by our ACCESSWIRE product offering. We are moving forward with this transition with the objective of increasing top line revenues and improving profitability, EBITDA and cash flows as we believe we will benefit from the scale built in our business model.”

Mr. Balbirnie continued, “Looking ahead, in 2018, we are focused on continuing to grow our direct customer base, as well as customers through our strategic partnerships, which should further expand our higher margin platform business. Successfully implementing this initiative will support our objective of continuing to accelerate sales and earnings and maximizing shareholder value.”

Financial Results for the Fourth Quarter Ended December 31, 2017:

Total revenue for the fourth quarter of 2017 was $3,399,000 compared to $2,774,000 for the same period of 2016, an increase of $625,000, or 22%. Revenue from customers obtained from our recent acquisition of Interwest Transfer Company, Inc. (“Interwest”) was approximately $404,000 during the fourth quarter of 2017.

Platform and Technology revenue increased $475,000 or 40%, during the fourth quarter of 2017, as compared to the fourth quarter of 2016. The increase is primarily due to an increase in revenue from our ACCESSWIRE® offering, as we continue to penetrate the newswire market. We also achieved revenue growth from increased subscriptions in most of our other Platform id.™ cloud-based products. As a percentage of overall revenue, Platform & Technology revenue increased to 49% of total revenue for the three months ended December 31, 2017 compared to 43% for the same period of 2016.

Services revenue increased $149,000 or 9%, during the fourth quarter of 2017, as compared to the same period of 2016. Revenue from our transfer agent services increased, primarily as a result of the acquisition of Interwest. We also generated increased revenue from our print and proxy distribution services due to the timing of certain projects and the ability to cross sell these services to the customers acquired from Interwest. These increases were partially offset by the continued customer attrition we experienced in our legacy ARS business as companies elect to leave the service or transition to our electronic delivery alternative (reflected as Platform and Technology revenue). Additionally, we experienced continued decline in our XBRL services business as the market for these services commoditizes and we continue to experience pricing pressure and or customers elect to utilize our cloud-based platform.

Gross margin for the fourth quarter of 2017 was $2,480,000, or 73% of total revenue, compared to $2,083,000, or 75% of revenue in the fourth quarter of 2016. The decrease in gross margin percentage is due to a combination of a decrease in gross margin in our Services business as a result of lower revenue associated with fixed costs of delivering our ARS and print and proxy distribution services as well as slightly lower gross margin in Platform and Technology due to increased distribution costs as well as amortization of capitalized software placed in service during the year.

Operating income was $440,000 for the three months ended December 31, 2017, as compared to operating income of $484,000 during the same period of the prior year. Despite the increase in gross margin noted above, the decrease in operating income is primarily attributable to increases in product development expenses as a result of less capitalization of costs and increased maintenance costs required to support the software projects placed into production during the year. Additionally, general and administrative expenses increased due to increases in stock compensation, bad debt expense and costs associated with the acquisition of Interwest. During the three months ended December 31, 2017, the company recorded an income tax benefit of $307,000 compared to a benefit of $19,000 during the same period of the prior year. The benefit during the fourth quarter of 2017 related to accounting for the passage of the Tax Cuts and Jobs Act of 2017, as well recently adopted accounting principles related to equity compensation.

On a GAAP basis, we generated net income of $745,000 or $0.24 per diluted share, during the three months ended December 31, 2017, compared to $510,000, or $0.17 per diluted share during the same period of 2016.

Fourth quarter EBITDA was $646,000, or 19% of revenue, compared to $667,000, or 24% of revenue during the fourth quarter of 2016. Non-GAAP net income was $546,000 or $0.18 per diluted share, compared to $498,000 or $0.17 per diluted share during the fourth quarter of 2016. The Non-GAAP results exclude amortization of intangible assets, stock-based compensation, unusual, non-recurring gains, integration and acquisition costs, the impact of discrete items impacting income tax expense and tax impact of adjustments. Please refer to the tables below for the calculation of EBITDA and the reconciliation of GAAP income and earnings per share to Non-GAAP income and earnings per share.

Financial Results for the Year Ended December 31, 2017:

Total revenue was $12,628,000 for the year ended December 31, 2017, compared to $12,059,000 for the year ended December 31, 2016. It is important to note included in revenue for the year ended December 31, 2016, was $316,000 related to the reversal of an accrual for unused postage credits related to ARS customers acquired from PrecisionIR. Additionally, as noted above, the year ended December 31, 2017 includes approximately $404,000 of revenue from customers acquired from Interwest.

Platform and Technology revenue increased $2,104,000, or 49%, during the year ended December 31, 2017, as compared to the same period of 2016. As noted earlier, the increase is primarily due to an increase in revenue from our ACCESSWIRE® offering, as well as increased subscriptions of most of our other Platform id. cloud-based products. In keeping with our strategy, Platform and Technology revenue represented 51% of our overall revenue for the year ended December 31, 2017, compared to 36% for the same period of 2016.

Services revenue decreased $1,535,000, or 20%, during the year ended December 31, 2017, as compared to the same period of 2016. The decline in Services revenue can be primarily attributed to continued customer attrition in the ARS business, pricing pressure in our compliance services business as well as the timing of certain print and proxy distribution projects.

Gross margin for the year ended December 31, 2017 was $9,233,000, or 73% of total revenue, compared to $9,034,000, or 75% gross margin, during 2016. As noted above, the decrease is primarily the result of the lower revenue associated with fixed costs of delivering the ARS, disclosure and print and proxy distribution services.

Operating income was $2,028,000 for the year ended December 31, 2017, as compared to operating income of $1,935,000 during the same period of the prior year. Due to the income tax benefits noted earlier, income tax expense for the year ended December 31, 2017, was $131,000 compared to $464,000 in 2016.

On a GAAP basis, we generated net income of $1,871,000 or $0.62 per diluted share, during the year ended December 31, 2017, compared to $1,555,000, or $0.54 per diluted share, during the year ended December 31, 2016.

EBITDA for the year ended December 31, 2017 was $2,739,000, or 22% of revenue, compared to $3,092,000, or 26%, during the same period of 2016. Non-GAAP net income was $1,987,000, or $0.65 per diluted share, compared to $2,006,000, or $0.69 per diluted share, during the year ended December 31, 2016. The Non-GAAP results exclude amortization of intangible assets, stock-based compensation, unusual, non-recurring gains, integration and acquisition costs, the impact of discrete items impacting income tax expense and tax impact of adjustments. Please refer to the tables below for the calculation of EBITDA and the reconciliation of GAAP income and earnings per share to Non-GAAP income and earnings per share.

Non-GAAP Information

Certain Non-GAAP financial measures are included in this press release. In the calculation of these measures, the Company generally excludes certain items, such as amortization and impairment of acquired intangibles, non-cash stock-based compensation charges and unusual, non-recurring gains and charges. The Company believes that excluding such items provides investors and management with a representation of the Company's core operating performance and with information useful in assessing its prospects for the future and underlying trends in the Company's operating expenditures and continuing operations. Management uses such Non-GAAP measures to evaluate financial results and manage operations. The release and the attachments to this release provide a reconciliation of each of the Non-GAAP measures referred to in this release to the most directly comparable GAAP measure. The Non-GAAP financial measures are not meant to be considered a substitute for the corresponding GAAP financial statements and investors should evaluate them carefully. These Non-GAAP financial measures may differ materially from the Non-GAAP financial measures used by other companies.

CALCULATION OF EBITDA

($ in ‘000’s)

	Three Months ended December 31,
	2017	2016
	Amount	Amount
Net income:	$745	$510
Adjustments:
Depreciation and amortization	203	177
Interest expense (income)	5	(1)
Income tax expense (benefit)	(307)	(19)
EBITDA:	$646	$667

	Year ended December 31,
	2017	2016
	Amount	Amount
Net income:	$1,871	$1,555
Adjustments:
Depreciation and amortization	735	1,077
Interest expense (income)	2	(4)
Income tax expense	131	464
EBITDA:	$2,739	$3,092

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES

($ in ‘000’s, except per share amounts)

	Three Months ended December 31,
	2017		2016
	Amount	Per diluted share	Amount	Per diluted share
Net income:	$745	$0.24	$510	$0.17
Adjustments:
Amortization of intangible assets (1)	126	0.04	105	0.04
Stock-based compensation (2)	151	0.05	132	0.05
Unusual, non-recurring gains (3)	—	—	(5)	—
Integration and acquisition costs (4)	44	0.01	—	—
Tax impact of adjustments (5)	(109)	(0.03)	(102)	(0.04)
Impact of discrete items impacting income tax expense (6)	(411)	(0.13)	(142)	(0.05)
Non-GAAP net income:	$546	$0.18	$498	$0.17

	Year ended December 31,
	2017		2016
	Amount	Per diluted share	Amount	Per diluted share
Net income:	$1,871	$0.62	$1,555	$0.54
Adjustments:
Amortization of intangible assets (1)	375	0.12	811	0.28
Stock-based compensation (2)	516	0.17	592	0.20
Unusual, non-recurring (gains) losses (3)	28	0.01	(396)	(0.14)
Integration and acquisition costs (4)	64	0.02	—	—
Tax impact of adjustments (5)	(334)	(0.11)	(342)	(0.12)
Impact of discrete items impacting income tax expense (6)	(533)	(0.18)	(214)	(0.07)
Non-GAAP net income:	$1,987	$0.65	$2,006	$0.69

(1) The adjustments represent the amortization of intangible assets related to acquired assets and companies.

(2) The adjustments represent stock-based compensation expense related to awards of stock options, restricted stock units or common stock in exchange for services. Although the Company expects to continue to award stock to employees or in exchange for services, the amount of stock-based compensation is excluded as it is subject to change as a result of one-time or non-recurring projects.

(3) The adjustment removes gains or losses during the period that are unusual, non-recurring or infrequent in nature and don’t relate to the core business of the Company. For the year ended December 31, 2017, these losses include a loss on the change in fair value of stock received, in lieu of cash, related to the settlement of a receivable. For the three and twelve months ended December 31, 2016, these gains include a gain on the change in fair value of stock noted above and the reversal of an accrual related to unused postage credits related to ARS clients acquired during the acquisition or PrecisionIR.

(4) The adjustments represent legal and accounting fees and other non-recurring costs in connection with the acquisition of Interwest.

(5) This adjustment gives effect to the tax impact of all non-GAAP adjustments at the Federal rate of 34%.

(6) The adjustment eliminates the income tax benefit of discrete items impacting income tax expense. For the three and twelve months ended December 31, 2017, this related to the re-measurement of deferred tax liabilities related to the Tax Cuts and Jobs Act of 2017 and the excess stock-based compensation tax benefit recognized in income tax expense during the period, in connection with the Company’s adoption of ASU 2016-09. During the three and twelve months ended December 31, 2016, this related to the reversal of a valuation allowance established for net operating losses for PrecisionIR Group, Inc. at the date of acquisition.

Conference Call Information

To participate in this event, dial approximately 5 to 10 minutes before the beginning of the call.

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Date, Time: Thursday March 1, 2018, 4:30PM ET.
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Toll free: 877.407.8133
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International: 201.689.8040
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Live Webcast: https://www.investornetwork.com/company/816

Conference Call Replay Information

The replay will be available beginning approximately 1 hour after the completion of the live event, ending at midnight eastern on March 31, 2018.

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Toll free: 877.481.4010
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International: 919.882.2331
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Reference ID: 25246
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Web replay: http://www.issuerdirect.com/earnings-calls-and-scripts/

About Issuer Direct Corporation

Issuer Direct® is an industry-leading communications  and compliance company focusing on the needs of corporate issuers. Issuer Direct's principal platform, Platform id., empowers users by thoughtfully integrating the most relevant tools, technologies, and services, thus eliminating the complexity associated with producing and distributing financial and business communications. Headquartered in RTP, NC, Issuer Direct serves more than 2,000 public and private companies in more than 18 countries. For more information, please visit www.issuerdirect.com.

Learn more about Issuer Direct today: Investor Tear Sheet.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words "believe," "anticipate," "estimate," "expect," "intend," "plan," "project," "prospects," "outlook," and similar words or expressions, or future or conditional verbs, such as "will," "should," "would," "may," and "could," are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance, or achievements to be materially different from any anticipated results, performance, or achievements. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company's forward-looking statements, please see the Company's Annual Report on Form 10-K for the year ended December 31, 2017, including but not limited to the discussion under "Risk Factors" therein, which the Company will file with the SEC and which may be viewed at http://www.sec.gov/.

ISSUER DIRECT CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2017 AND 2016
(in thousands, except share and per share amounts)

	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$4,917	$5,339
Accounts receivable (net of allowance for doubtful accounts of $425 and $429, respectively)	1,275	1,300
Income tax receivable	725	—
Other current assets	193	188
Total current assets	7,110	6,827
Capitalized software (net of accumulated amortization of $497 and $207, respectively)	2,749	2,048
Fixed assets (net of accumulated depreciation of $388 and $318, respectively)	145	204
Deferred income tax asset - noncurrent	—	141
Other long-term assets	18	18
Goodwill	4,070	2,243
Intangible assets (net of accumulated amortization of $3,699 and $3,324, respectively)	2,858	1,380
Total assets	$16,950	$12,861

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$666	$343
Accrued expenses	613	806
Current portion of note payable	288	—
Income taxes payable	65	112
Deferred revenue	887	843
Total current liabilities	2,519	2,104
Note payable – long-term (net of discount of $70 as of December 31, 2017)	570	—
Deferred income tax liability	573	67
Other long-term liabilities	77	112
Total liabilities	3,739	2,283
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value, 1,000,000 and 30,000,000 shares authorized, no shares issued and outstanding as of December 31, 2017 and 2016, respectively.	—	—
Common stock $0.001 par value, 20,000,000 and 100,000,000 shares authorized, 3,014,494 and 2,860,944 shares issued and outstanding as of December 31, 2017 and 2016, respectively.	3	3
Additional paid-in capital	10,400	9,120
Other accumulated comprehensive income (loss)	34	(36)
Retained earnings	2,774	1,491
Total stockholders' equity	13,211	10,578
Total liabilities and stockholders’ equity	$16,950	$12,861

ISSUER DIRECT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	For the three months ended		For the twelve months ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
	(unaudited)	(unaudited)
Revenues	$3,399	$2,774	$12,628	$12,059
Cost of revenue	919	691	3,395	3,025
Gross profit	2,480	2,083	9,233	9,034
Operating costs and expenses:
General and administrative	859	704	3,384	3,185
Sales and marketing	684	653	2,604	2,601
Product Development	353	112	763	404
Depreciation and amortization	144	130	454	909
Total operating costs and expenses	2,040	1,599	7,205	7,099
Operating income	440	484	2,028	1,935
Other income (expense):
Other income (expense), net	4	6	(24)	80
Interest income (expense), net	(6)	1	(2)	4
Total other income (expense)	(2)	7	(26)	(84)
Income before taxes	438	491	2,002	2,019
Income tax (benefit) expense	(307)	(19)	131	464
Net income	$745	$510	$1,871	$1,555
Income per share – basic	$0.25	$0.18	$0.63	$0.55
Income per share - fully diluted	$0.24	$0.17	$0.62	$0.54
Weighted average number of common shares outstanding - basic	2,993	2,859	2,947	2,820
Weighted average number of common shares outstanding - fully diluted	3,094	2,932	3,033	2,903

ISSUER DIRECT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, except share and per share amounts)

	Years Ended December 31,
	2017	2016
Cash flows from operating activities
Net income	$1,871	$1,555
Adjustments to reconcile net income to net cash provided by operating activities:
Bad debt expense	181	195
Depreciation and amortization	735	1,077
Deferred income taxes	(50)	(210)
Non-cash interest expense	6	—
Stock-based compensation expense	516	592
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	(66)	(259)
Decrease (increase) in deposits and prepaid assets	(711)	63
Increase (decrease) in accounts payable	309	(39)
Increase (decrease) in deferred revenue	12	43
Increase (decrease) in accrued expenses	(291)	(256)
Net cash provided by operating activities	2,512	2,761

Cash flows from investing activities
Purchase of Interwest, net of cash received	(1,872)	—
Capitalized software	(934)	(1,077)
Purchase of fixed assets	(11)	(112)
Net cash used in investing activities	(2,817)	(1,189)

Cash flows from financing activities
Proceeds from exercise of stock options, net of income taxes	389	35
Payment of dividend	(588)	(453)
Net cash used in financing activities	(199)	(418)

Net change in cash	(504)	1,154
Cash- beginning	5,339	4,215
Currency translation adjustment	82	(30)
Cash- ending	$4,917	$5,339

Supplemental disclosures:
Cash paid for income taxes	$943	$716
Non-cash activities:
Stock-based compensation - capitalized software	$57	$430
Purchase of Interwest in exchange of note payable	$851	$—

For Further Information:

Issuer Direct Corporation
Brian R. Balbirnie
(919)-481-4000
brian.balbirnie@issuerdirect.com

Hayden IR
Brett Maas
(646)-536-7331
brett@haydenir.com

Hayden IR
James Carbonara
(646)-755-7412
james@haydenir.com

SOURCE: Issuer Direct Corporation